UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2023, Inspire Veterinary Partners, Inc. (“Inspire” or the “Company”) entered into an agreement (the “Agreement”) with Tumim Stone Capital LLC (the “Investor”), pursuant to which the Investor and the Company agreed to certain amendments to the previously disclosed common stock purchase agreement (the “Purchase Agreement”) and the registration rights agreement (the “Registration Rights Agreement”), each dated as of November 30, 2023, by and between the Company and the Investor.

Pursuant to the Agreement, the Company and the Investor agreed to amend the Purchase Agreement to provide that, if the number of commitment shares required to be issued by the Company to the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder) pursuant to the Purchase Agreement would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Class A common stock of the Company, then the Company shall be obligated to deliver to the Investor: (i) the number of shares of Class A common stock that, after giving effect to the issuance thereof to the Investor, would result in the Investor and its affiliates beneficially owning one (1) share less than 4.99% of the outstanding shares of Class A common stock of the Company, and (ii) a warrant to purchase shares of Class A common stock (such warrant, the “Warrant” and the shares issuable upon exercise thereof, the “Warrant Shares”), granting the Investor the right to purchase, at an exercise price of $0.0001 per Warrant Share, up to that number of Warrant Shares equal to the difference between (x) the number of shares that would be required to be issued to the Investor as commitment shares but-for the 4.99% ownership limitation, and (y) the number of shares of Class A common stock to be issued to the Investor as commitment shares.

The Agreement further amends the Purchase Agreement to provide that, if the issuance of the total number of commitment shares of Class A common stock and Warrant Shares by the Company to the Investor would cause the beneficial ownership of the Investor and its affiliates to exceed 19.99% of the outstanding shares of Class A common stock of the Company, and the Company has not obtained stockholder approval for the issuance of such shares of Class A common stock in an amount in excess of the 19.99% ownership threshold in accordance with the applicable rules of The Nasdaq Capital Market on or before May 24, 2024, then the Company shall be obligated to pay to the Investor an amount in cash equal to $600,000 minus the value of the shares of Class A common stock issuable to the Investor as commitment shares and the value of the Warrant Shares issuable upon exercise of the Warrant.

Also pursuant to the Agreement, the Company and the Investor amended the Registration Rights Agreement to extend the filing deadline by which the Company must file an initial registration statement with the U.S. Securities and Exchange Commission (the “Commission”) with respect to the resale by the Investor of the shares of Class A common stock of the Company issuable to the Investor pursuant to the Purchase Agreement, including the commitment shares and the Warrant Shares, to January 31, 2024.

The summary descriptions in this Current Report on Form 8-K of the Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement. The Company will file the Agreement with the Commission as an exhibit to its next Annual Report on Form 10-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The sale and issuance to the Investor of restricted shares of Class A common stock described in this this Current Report on Form 8-K have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being sold and issued by the Company to the Investor in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The proceeds, if any, of the sale of the shares of Class A Common Stock to the Investor are expected to be used for general working capital purposes.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s current expectations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to the sale and issuance of shares of Class A common stock and other securities pursuant to the Purchase Agreement. These and other risks and uncertainties are described more fully in the section captioned “Risk Factors” in the Company’s Registration Statement on Form S-1 related to the Company’s initial public offering (File No. 333-271198), and in the Company’s other filings with the Commission. Forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no duty to update such information, except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2024	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	Chair, President and Chief Executive Officer

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